Exhibits 5.1 and 8.1
                                                            --------------------

                        SIDLEY AUSTIN BROWN & WOOD LLP
                            One World Trade Center
                           New York, New York 10048
                           Telephone: (212) 839-5300
                           Facsimile: (212) 839-5599



                                                    May 30, 2001


Credit Suisse First Boston Corporation
11 Madison Avenue
New York, New York  10010

Moody's Investors Service, Inc.
99 Church Street
New York, New York 10007

Standard & Poor's
55 Water Street
41st Floor
New York, New York 10041


         Re: Credit Suisse First Boston Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2001-S13

Ladies and Gentlemen:

We have acted as special counsel for Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation (the "Company"), in connection with the issuance of the Mortgage Pass-Through Certificates of the above-referenced Series (the "Certificates"). The Class S-A, Class S-M-1, Class S-M-2 and Class S-B Certificates are referred to herein as the "Regular Interest Certificates."

The Certificates will represent the entire beneficial ownership interest in a trust fund (the "Trust") to be created pursuant to a Pooling and Servicing Agreement dated as of May 1, 2001 (the "Pooling Agreement"), among the Company, as depositor (the "Depositor"), U.S. Bank National Association, as trustee (the "Trustee"), DLJ Mortgage Capital, Inc., as seller ("Seller"), Calmco Servicing L.P., as a servicer and a special servicer ("Calmco"), and Wilshire Credit Corporation, as a servicer ("Wilshire")(together with Calmco, the "Servicers"). The assets of the Trust initially will consist primarily of
(i) a pool of conventional fixed-rate, fully amortizing and balloon mortgage loans conveyed to the Trust on May 30, 2001 (the "Closing Date") pursuant to

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the Pooling  Agreement (the "Initial  Mortgage Loans") secured by second liens on one- to four-family residential properties and (ii) the amount on deposit in the Prefunding Account.

Capitalized terms not otherwise defined herein have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

In arriving at the opinions expressed below, we have examined such documents and records as we have deemed appropriate, including the following:

               (1) Signed copy of the Registration Statement on Form S-3 (File No. 333-49820) filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), on November 13, 2000, together with each amendment thereto (such registration statement, as amended and as declared effective by the Commission on December 29, 2000, is referred to herein as the "Registration Statement").

               (2) The Prospectus dated March 6, 2001 (the "Base Prospectus"), as supplemented by the Prospectus Supplement, dated May 29, 2001 (the "Prospectus Supplement"), in the form to be filed with the Commission pursuant to Rule 424(b) under the 1933 Act (the Base Prospectus, as supplemented by the Prospectus Supplement, the "Prospectus").

               (3) The Pooling and Servicing Agreement (together with the Prospectus, the "Documents").

               (4) A specimen Certificate of each Class of Certificates.

In addition, we have made such investigations of such matters of law as we deemed appropriate as a basis for the opinions expressed below. Further, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals. Our opinions are also based on the assumption that there are no agreements or understandings with respect to those transactions contemplated in the Documents other than those contained in the Documents. Furthermore, our opinions are based on the assumption that all parties to the Documents will comply with the terms thereof, including all tax reporting requirements contained therein.

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As to any facts material to the following opinions which we did not independently establish or verify, we have relied upon statements and representations of the responsible officers and other representatives of the Company and of public officials and agencies. We have, for purposes of rendering the opinions, also relied on certain factual, numerical and statistical information which is based on the assumptions used in pricing the Certificates.

As of the Closing Date, each REMIC created pursuant to the Pooling and Servicing Agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"), assuming (i) an election is made to treat the assets of each REMIC as a REMIC, (ii) compliance with the Pooling and Servicing Agreement, and (iii) compliance with changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder. The Regular Interest Certificates represent ownership of regular interests in the Master REMIC. The Class AR Certificates represent ownership of the sole class of residual interest in each REMIC created pursuant to the Pooling and Servicing Agreement.

In addition, based upon the foregoing, it is our opinion that, under existing laws of the State of New York and the City of New York, insofar as each REMIC qualifies as a REMIC under Section 860D(a) of the Code: (i) each REMIC will be exempt from all taxes imposed or authorized by New York State upon its capital stock, franchises or income, and (ii) each REMIC will be exempt from taxes imposed by chapter five of the New York City tax law (the New York City Unincorporated Business Income Tax) and taxes imposed by chapter six of the New York City tax law (the New York City Business Tax).

The statements in the Base Prospectus and the Prospectus Supplement, as the case may be, under the heading "Material Federal Income Tax Consequences," to the extent that they constitute matters of New York or federal law or legal conclusions with respect thereto, have been reviewed by us and are correct in all material respects.

The opinions set forth herein are based upon the existing provisions of the Code and Treasury regulations issued or proposed thereunder, published Revenue Rulings and releases of the Internal Revenue Service and existing case law, The "Tax Law" of the State of New York, Chapters Five and Six of the New York City tax law and any regulations issued or proposed thereunder and releases of the New York Department of Finance and Taxation and the New York City Finance Administration, any of which could be changed at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based. The opinions expressed herein are limited as described above, and we do not express an opinion on any other tax aspect of the transactions contemplated by the documents relating to the transaction.

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In rendering the foregoing  opinions,  we express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States. This opinion is rendered as of the date hereof and we undertake no obligation to update this opinion or advise you of any changes in the event there is any change in legal authorities, facts, assumptions or documents on which this opinion is based (including the taking of any action by any party to the Documents pursuant to any opinion of counsel or a waiver), or any inaccuracy in any of the representations, warranties or assumptions upon which we have relied in rendering this opinion unless we are specifically engaged to do so. This opinion is rendered only to those to whom it is addressed and may not be relied on in connection with any transactions other than the transactions contemplated herein. This opinion may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                                Very truly yours,

                                                /s/ SIDLEY AUSTIN BROWN & WOOD
                                                SIDLEY AUSTIN BROWN & WOOD